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EXHIBIT 21

Subsidiaries of Registrant

                                            State or
                                         Jurisdiction of                 Percent
Name of Subsidiary                         Incorporation                 Owned
------------------                         -------------                 -----
Simpson International France SAS         Lyon, France                     100%
